                                                                    Exhibit 21.1

Name                                                   Jurisdiction
                                                            of
                                                      incorporation
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Nellcor Puritan Bennett Europe BV                     Netherlands

Nellcor Puritan Bennett Benelux BV                    Netherlands

Nellcor Puritan Bennett Germany GmbH                  Germany

Nellcor Puritan Bennett Belgium NV/SA                 Belgium

Nellcor Puritan Bennett Hong Kong Limited             Hong Kong

Nellcor Puritan Bennett France Holdings SARL          France

Pierre Medical S.A.                                   France

Nellcor Puritan Bennett (Melville) Ltd.               Canada

Nellcor Iberia S.L.                                   Spain

Nellcor Puritan Bennett Export Inc.                   USA, Delaware

Nellcor Foreign Sales Corporation                     Barbados

Nellcor-CMI, Inc.                                     Japan

Puritan-Bennett Corporation                           USA, Delaware

Nellcor Puritan Bennett Ireland Holdings Limited      Ireland

Puritan-Bennett Ireland Distribution Ltd              Ireland

Nellcor Puritan Bennett Ireland Limited               Ireland

Puritan-Bennett Aero Systems Co.                      USA, California

Nellcor Puritan Bennett de Mexico, SA de CV           Mexico

Nellcor Puritan Bennett Finland OY                    Finland

Nellcor Puritan Bennett France SARL                   France

SEFAM SA                                              France

Nellcor Puritan Bennett International Corp            USA, Delaware

Nellcor Puritan Bennett U.K. Limited                  England

Nellcor Puritan Bennett Italia Srl                    Italy

Nellcor Puritan Bennett Canada Ltd                    Canada

Nellcor Puritan Bennett Australia Pty, Ltd            Australia